SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                     Pursuant to Section 13 and 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (date of earliest event reported):

                       September 24, 2002 (July 30, 2002)


                                U.S. ENERGY CORP.
--------------------------------------------------------------------------------
              Exact Name of Registrant as Specified in its Charter)

           Wyoming                    0-6814                 83-0205516
-----------------------------    ------------------     ------------------------
(State or other jurisdiction        (Commission            (I.R.S. Employer
      of incorporation)              File No.)             Identification No.)


     Glen L. Larsen Building
     877 North 8th West
     Riverton, WY                                              82501
----------------------------------------------           -----------------------
   (Address of Principal Executive Offices)                 (Zip Code)


       Registrant's telephone number, including area code: (307) 856-9271


                                 Not Applicable
--------------------------------------------------------------------------------
               (Former Name, Former Address or Former Fiscal Year,
                          if Changed From Last Report)


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ITEM 5.  OTHER EVENTS


     On July 30, 2002 a research report on U.S. Energy Corp. ("USE") was published by R.J. Falkner and Company ("RJFCo"), entitled "Research Profile - U.S. Energy Corp. Aug/Sept. 2002."

     The research report included statements of estimated quantities of coalbed methane resources underlying USE-owned properties in Wyoming and Montana (the properties are held by Rocky Mountain Gas, Inc., a subsidiary of USE), as well as an estimate of the potential monetary value ('net asset value') of those resources. These estimates were made by the analyst Mr. Falkner based on data from USE' SEC filings (number of acres under lease and location), then applying volumetric data (average coal seams' thickness) and valuation techniques which the analyst obtained from the public domain, including the United States Bureau of Land Management, and assigned an arbitrary monetary value to coalbed methane resources that may be 'in place' (i.e., not proven reserves). Mr. Falkner has advised USE that the estimates of potential net asset value and potential future stock price contained in the research report were independently calculated by Mr. Falkner. He has advised USE that current gas prices being paid in the Wyoming Powder River Basin were taken into account in the calculations, but were not stated in the research report, because he used other companies' transaction pricing of "proven in-place reserves"of $1.00 to $1.25 per Mcf in purchasing reserves from selling companies, and discounted those pricings as applied to USE because USE does not have proven reserves (see below).

     Also contained in the research report was a statement to the effect that USE could receive substantial cash proceeds from USE's litigation with Nukem, Inc. For this, the analyst relied on a USE March 1997 press release (quoting a statement made by Nukem's attorney in open court), and numerous subsequent press releases and SEC filings about the progress of this litigation, including the appointment by the court of a special master to prepare an accounting report showing how much Nukem owes for dealing in uranium contracts owned by SMP (the partnership owned one-half by USE and subsidiary Crested Corp., and one-half by Nukem).

     As stated in the research report, "forecasts included in this report were independently prepared by R.J. Falkner and Company, Inc., unless otherwise stated, and are not endorsed by the management of the Company [USE] which is the subject of this report."

     USE management does not endorse the estimates of potential net asset value and potential future stock price contained in the research report. As a matter of policy, USE does not make any public projections involving coalbed methane reserves which may, or may not, be established in the future, or involving the amount which may ultimately be recovered from the litigation with Nukem, Inc. At the appropriate time, after sufficient wells have been drilled on RMG's acreage to test the coal formations, and those wells have been dewatered enough to establish a reasonable basis for predicting gas flows from the wells, USE intends to have reserve reports prepared by a qualified independent engineering firm. No such reports have been prepared to date, and (except for one producing property) USE does not expect there to be sufficient data for such reports to be prepared, until approximately mid-calendar 2003. A reserve report on one property now producing (the Bobcat property) may be prepared in late 2002 or early 2003.

     The statements in the research report of estimated quantities of coalbed methane underlying the properties (and the valuation of those quantities) do not comply with SEC disclosure rules for registration statements, or quarterly or annual reports, filed with the SEC. Those rules allow disclosure only of proved developed and proved undeveloped reserves. These rules limit reserve disclosure to the estimated quantities

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of gas which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions, i.e., prices and costs as of the date the estimate is made. In the usual case, proved reserves are disclosable only for acreage with drilled and tested wells ('proved developed reserves'), and from new wells on undrilled acreage, with the undrilled acreage limited to those drilling units offsetting productive units, and then only if the undrilled wells are reasonably certain of production when drilled. Proved reserves for other undrilled units can be claimed only where it can be demonstrated with certainty that there is continuity of production from the existing productive formation.

     In general conformity with the preceding paragraph, the research report states "The United States Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. We [RJFCo] use certain terms in this report, such as "gas in place" and "potential reserves," that the SEC's guidelines strictly prohibit companies from including in their filings with the SEC."

     Similarly, no public projection has been or will be made by USE of the amount it expects to recover from Nukem, Inc. USE will continue its policy of factual reporting of progress in this matter.

     RJFCo is an independent research firm that publishes research profiles on public companies. Mr. Falkner has been a Chartered Financial Analyst for over 25 years and previously was Director of Research for a number of investment banking firms. RJFCo has been retained by USE for more than 10 years as part of USE's ongoing investor relations strategy, to periodically prepare and publish research profile reports on USE. The president of RJFCo, Mr. R.J. Falkner, is compensated by USE in the form of $2,000 cash per month and stock options. Mr. Falkner holds an option to buy 20,000 shares at $2.62 per share expiring October 31, 2002, and a separate option to purchase 20,000 additional shares at $3.98 per share, expiring April 10, 2006. Resale of the shares Mr. Falkner may purchase under the first option is expected to be covered by a registration statement filed with the SEC, which may be declared effective by the SEC in September or October 2002. Resale of the shares Mr. Falkner may purchase under the second option is already is covered by an effective registration statement. As of the date of this Form 8-K report, Mr. Falkner has not exercised any of the options.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     U.S. ENERGY CORP.


Dated: September 24, 2002                   By:     /s/  Daniel P. Svilar
                                                   -----------------------------
                                                   DANIEL P. SVILAR, Secretary




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